UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 22, 2004

AVON PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-4881	13-0544597

(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York	10105-0196

(Address of Principal Executive Offices)	(Zip Code)

(212) 282-5000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events

On December 20, 2002, a Brazilian subsidiary of the Company received a series of excise and income tax assessments from the Brazilian tax authorities asserting that the establishment in 1995 of separate manufacturing and distribution companies in that country was done without a valid business purpose. The assessments assert tax deficiencies during portions of the years 1997 and 1998 of approximately $83 million at the current exchange rate, plus penalties and accruing interest totaling approximately $140 million at the current exchange rate. On July 1, 2003, a first-level appellate body rejected the basis for income tax assessments representing approximately 76% of the total assessment, or $170 million (including interest). On March 18, 2004, that rejection was confirmed in a mandatory second-level appellate review. The remaining assessments relating to excise taxes (approximately $53 million) were not affected. On December 26, 2003 an additional assessment was received in respect of excise taxes for the balance of 1998, totaling approximately $95 million at the current exchange rate and asserting a different theory of liability based on purported market sales data.

On December 22, 2004 an additional assessment was received in respect of excise taxes for the period from January 1999 to December 2001, totaling approximately $190 million (including interest and penalties) at the current exchange rate asserting the same theory of liability asserted in the December 26, 2003 assessment.

In the event that the remaining assessments are upheld in the earlier stages of review, it may be necessary for the Company to provide security to pursue further appeals, which, depending on the circumstances, may result in a charge to income. It is not possible to make a reasonable estimate of the amount or range of expense that could result from an unfavorable outcome in respect of these or any additional assessments that may be issued for subsequent periods. The structure adopted in 1995 is comparable to that used by many companies in Brazil, and the Company believes that it is appropriate, both operationally and legally, and that the assessments are unfounded. This matter is being vigorously contested and in the opinion of the Company’s outside counsel the likelihood that the assessments ultimately will be upheld is remote. Management believes that the likelihood that the assessments will have a material impact on the Consolidated Financial Statements is also remote.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.

Dated: January 10, 2005	By:	/s/ Gilbert L. Klemann, II

		Name:	Gilbert L. Klemann, II
		Title:	Senior Vice President,
General Counsel and Secretary